Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Greer Bancshares Incorporated (the “Company”), each certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge on the date of this certification:

1.	The quarterly report of the Company on Form 10-Q for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is made solely for purposes of § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and no person shall be entitled to rely upon the foregoing certification for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ R. Dennis Hennett R. Dennis Hennett Chief Executive Officer Date: November 14, 2012

/s/ J. Richard Medlock, Jr. J. Richard Medlock, Jr. Chief Financial Officer Date: November 14, 2012